                                                                   EXHIBIT 10.12











                              AMENDED AND RESTATED


                            INVESTOR RIGHTS AGREEMENT

                                       OF

                              DECODE GENETICS, INC.


              AS FURTHER AMENDED AND RESTATED THROUGH MARCH 1, 2000

                                TABLE OF CONTENTS

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                                                                                                               Page
1.       DEFINITIONS..............................................................................................2

2.       RESTRICTIONS ON TRANSFER; REGISTRATION...................................................................4
         2.1         Restriction on Transfer......................................................................4
         2.2         Demand Registration..........................................................................5
         2.3         Piggyback Registrations......................................................................7
         2.4         Form S-3 Registration........................................................................8
         2.5         Series C Investor Registration Rights........................................................9
         2.6         Expenses of Registration....................................................................10
         2.7         Obligation of the Company...................................................................10
         2.8         Termination of Registration Rights..........................................................12
         2.9         Delay of Registration; Furnishing Information...............................................12
         2.10        Indemnification.............................................................................12
         2.11        Assignment of Registration Rights...........................................................14
         2.12        Acceptance of Registration Rights...........................................................14
         2.13        Limitation on Subsequent Registration Rights................................................15
         2.14        "Market Standoff" Agreement.................................................................15
         2.15        Rule 144 Reporting..........................................................................15

3.       COVENANTS OF THE COMPANY................................................................................16
         3.1         Basic Financial Information and Reporting...................................................16
         3.2         Inspection Rights...........................................................................17
         3.3         Confidentiality of Records..................................................................17
         3.4         Reservation of Common Stock.................................................................17
         3.5         Key Man Insurance...........................................................................17
         3.6         Visitation Observer Rights..................................................................17
         3.7         Proprietary Information and Inventions Agreement............................................18
         3.8         Directors' Liability and Indemnification....................................................18
         3.9         Real Property Holding Corporation...........................................................18
         3.10        Additional Major Investor...................................................................19
         3.11        Termination of Covenants....................................................................19

4.       RIGHTS OF FIRST REFUSAL.................................................................................19
         4.1         Roche Right of First Refusal................................................................19
         4.2         Investor Rights of First Refusal............................................................20
         4.3         Termination of Rights.......................................................................21
         4.4         Reserved....................................................................................21
         4.5         Excluded Securities.........................................................................21
         4.6         Reserved....................................................................................22

                                       (i)

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5.       MISCELLANEOUS...........................................................................................22
         5.1         Governing Law...............................................................................22
         5.2         Future Employees............................................................................22
         5.3         Survival....................................................................................22
         5.4         Successors and Assigns......................................................................22
         5.5         Severability................................................................................22
         5.6         Amendment and Waiver........................................................................23
         5.7         Delays or Omissions.........................................................................24
         5.8         Notices.....................................................................................24
         5.9         Titles and Subtitles........................................................................24
         5.10        Counterparts................................................................................24


                                      (ii)

                                                                            Page
                                    EXHIBITS

EXHIBIT A                     Series A Investors

EXHIBIT B                     Series B Investors

EXHIBIT C                     Series C Investors

EXHIBIT D                     Investor Founders

EXHIBIT E                     Form of Director Indemnification Contract

                                     (iii)

                              DECODE GENETICS, INC.

                 AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT


         THIS AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT (this "Agreement") dated as of February 2, 1998, by and among deCODE genetics, Inc., a Delaware corporation with offices at Lynghalsi 1, IS-110 Reykjavik, Iceland (the "Company"), the investors listed on Exhibit A attached, as amended from time to time (the "Series A Investors"), the investors listed on Exhibit B attached, as amended from time to time (the "Series B Investors"), the investor listed on Exhibit C attached, as amended from time to time (the "Series C Investor"), and, solely for those provisions specifically provided in this Agreement, Kari Stefansson and Jeffrey Gulcher, as listed on Exhibit D attached (the "Investor Founders"). The Series A Investors, the Series B Investors and the Series C Investor are collectively referred to as the "Investors" and each individually as an "Investor."


                             PRELIMINARY STATEMENTS

         A. Certain of the Series A Investors purchased 11,790,375 shares of Series A Preferred Stock, $.001 par value per share, of the Company (the "Series A Preferred Stock") and warrants (the "Series A Warrants") to purchase 1,137,814 shares of Series A Preferred Stock (the "Series A Warrant Shares") pursuant to that certain Series A Preferred Stock and Warrant Purchase Agreement among the Series A Investors and the Company dated as of August 23, 1996 (the "Series A Purchase Agreement"). A certain other Series A Investor purchased 100,000 shares of Series A Preferred Stock, and is obligated to acquire up to an additional 300,000 shares of Series A Preferred Stock, pursuant to that certain Settlement Agreement between such Series A Investor and the Company dated as of December 31, 1997 (the "Settlement Agreement").

         B. The Company contemplates that it will issue and sell to the Series B Investors, as initially determined at such time, up to 5,000,000 shares of Series B Preferred Stock, $.001 par value per share, of the Company (the "Series B Preferred Stock") pursuant to a Series B Preferred Stock Purchase Agreement among the Series B Investors and the Company (the "Series B Purchase Agreement"), on terms and conditions including the terms and conditions relating to the Series B Preferred Stock contained in this Agreement.

         C. The Series C Investor has on this date: (i) purchased 2,500,000 shares of Series C Preferred Stock, $.001 par value per share, of the Company (the "Series C Preferred Stock"), (ii) purchased warrants (the "Initial Warrants") to purchase up to 250,000 shares of Series C Preferred Stock (the "Initial Warrant Shares"), (iii) made a commitment to purchase an additional 1,111,111 shares of Series C Preferred Stock upon the achievement of certain milestones, (iv) obtained a three-year option to purchase an additional 555,556 shares of Series C Preferred Stock, and (v) acquired the right to purchase warrants (the "Subsequent Warrants") (the Initial Warrants and the Subsequent Warrants collectively, the "Series C Warrants") to purchase an aggregate of 166,667 shares of Series C Preferred Stock (the "Subsequent Warrant Shares") (the Initial Warrant Shares and the Subsequent Warrant Shares, the "Series C Warrant Shares"), pursuant to that certain Series C Preferred Stock and Warrant Purchase Agreement of even date herewith between the Series C Investor and the Company (the "Series C Purchase Agreement").

         D. The Series A Investors are parties to that certain Amended and Restated Investor Rights Agreement dated as of January 20, 1998 with the Company (the "Existing Investor Rights Agreement").

         E. In order to induce the Series C Investor to enter into and consummate the transactions contemplated under the Series C Purchase Agreement, the Company and the Series A Investors have agreed to amend and restate the Existing Investor Rights Agreement to include the granting of certain rights to the Series B Investors and the Series C Investor, as set forth in this Agreement.

         NOW, THEREFORE, in consideration of foregoing statements and the mutual covenants and agreements of the Parties contained in this Agreement, the Series A Purchase Agreement, the Settlement Agreement and the Series C Purchase Agreement, and to be contained in the Series B Purchase Agreement, the parties mutually agree as follows:

1.       DEFINITIONS.

         As used in this Agreement the following terms shall have the following respective meanings:

         1.1 "Common Stock" means the Common Stock, $.001 par value per share, of the Company.

         1.2 "Equity Securities" shall mean (i) any Common Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or other security of the Company, (ii) any security convertible, with or without consideration, into any Common Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or other security (including any option to purchase such a convertible security), (iii) any security carrying any warrant or right to subscribe to or purchase any Common Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or other security or (iv) any such warrant or right (including, without limitation, the Series A Warrants and the Series C Warrants).

         1.3 "Exchange Act" means the United States Securities Exchange Act of 1934, as amended.

         1.4 "Founders Shares" shall mean the Common Stock issued to the Investor Founders from time to time.

         1.5 "Holder" means any person owning of record Shares or Registrable Securities that have not been sold to the public or any assignee of record of such Registrable Securities in accordance with Section 2.11.

         1.6 "Initial Offering" means the Company's first firm commitment underwritten public offering of its Common Stock registered under the Securities Act.

         1.7 "Major Investor" means any Investor (with its affiliates) who owns not less than two percent (2%) of the Company's outstanding Common Stock (treating all shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock on an as-converted-to-Common Stock basis).

         1.8 "Register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

         1.9 "Registrable Securities" means (i) Common Stock issued or issuable upon conversion of the Shares; and (ii) any Common Stock issued as (or issuable upon the conversion or exercise of any warrants, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the Common Stock described in clause (i). Notwithstanding the foregoing, Registrable Securities shall not include: (1) any Common Stock not issued or issuable to Holders of Series A Preferred Stock, Series B Preferred Stock and/or Series C Preferred Stock, except as specifically provided in Section 2.3(d), or (2) any securities sold by a person to the public either pursuant to a registration statement or Rule 144 promulgated under the Securities Act or sold in a private transaction in which the transferror's rights under Section 2 of this Agreement are not assigned.

         1.10 "Registrable Securities then outstanding" shall be the number of shares determined by calculating the total number of shares of the Company's Common Stock that are Registrable Securities and either (i) are then issued and outstanding, or (ii) are issuable pursuant to then exercisable or convertible securities.

         1.11 "Registration Expenses" shall mean all expenses incurred by the Company in complying with Sections 2.2, 2.3, 2.4 and 2.5, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, reasonable fees and disbursements not to exceed Fifteen Thousand Dollars ($15,000) of a single special counsel for the Holders, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

         1.12 "Securities Act" shall mean the United States Securities Act of 1933, as amended.

         1.13 "Selling Expenses" shall mean all underwriting discounts and selling commissions applicable to the sale.

         1.14 "Shares" shall mean: (i) the Series A Preferred Stock issued pursuant to the Series A Purchase Agreement, including the Series A Warrant Shares issued upon exercise of the Series A Warrants issued pursuant to the Series A Purchase Agreement, and the Series A Preferred Stock issued pursuant to the Settlement Agreement; (ii) the Series B Preferred Stock issued pursuant to the Series B Purchase Agreement; and (iii) the Series C Preferred Stock issued pursuant to the Series C Purchase Agreement, including the Series C Warrant Shares issued upon exercise of the Series C Warrants issued pursuant to, and upon the exercise of the option granted under, the Series C Purchase Agreement.

         1.15 "Form S-3" means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

         1.16 "SEC" or "Commission" means the United States Securities and Exchange Commission.


2.       RESTRICTIONS ON TRANSFER; REGISTRATION.

         2.1      Restriction on Transfer.

                  (a) Each Holder agrees not to make any disposition of all or any portion of the Shares or Registrable Securities unless and until:

                      (i) There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

                      (ii) (A) The transferee has agreed in writing to be bound by the terms of this Agreement, (B) such Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (C) if reasonably requested by the Company, such Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Securities Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144 except when the Company reasonably believes, in unusual circumstances and after consultation with counsel, that Rule 144 may not be available with respect to a proposed transfer.

                      (iii) Notwithstanding the provisions of Sections 2.1(a)(i) and (ii), no such registration statement or opinion of counsel shall be necessary for a transfer by a Holder in which no consideration is given and which is (A) a partnership to its partners or former partners in accordance with partnership interests, (B) a corporation to an affiliate or to its stockholders in accordance with their interest in the corporation, (C) a limited liability company to its members or former members in accordance with their interest in the limited liability company, or (D) to the Holder's family member or trust for the benefit of an individual Holder; provided, that the transferee will be subject to the terms of this Agreement to the same extent as if he or she were an original Holder under this Agreement.

                  (b) Each certificate representing Shares or Registrable Securities shall (unless otherwise permitted by the provisions of this Agreement) be stamped or otherwise imprinted with a legend substantially similar to the following (in addition to any legend required under applicable United States federal or state securities laws or as provided elsewhere in this Agreement):

                  THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

                  (c) The Company shall be obligated to reissue promptly unlegended certificates at the request of any holder thereof if the holder shall have obtained an opinion of counsel (which counsel may be counsel to the Company) reasonably acceptable to the Company to the effect that the securities proposed to be disposed of may lawfully be so disposed of without registration, qualification or legend.

                  (d) Any legend endorsed on an instrument pursuant to applicable United States state securities laws and the stop-transfer instruction with respect to such securities shall be removed upon receipt by the Company of an order of the appropriate blue sky authority authorizing such removal.

         2.2      Demand Registration.

                  (a) Subject to the conditions of this Section 2.2, if the Company shall receive a written request from the Holders of more than fifty percent (50%) of the Registrable Securities then outstanding (the "Initiating Holders") that the Company file a registration statement under the Securities Act covering the registration of Registrable Securities having an aggregate offering price to the public of not less than $5,000,000 (a "Qualified Public Offering"), then the Company shall, within thirty (30) days of the receipt thereof, give written notice of such request to all Holders, and subject to the limitations of this Section 2.2, use its best efforts to effect, as soon as practicable, the registration under the Securities Act of all Registrable Securities that the Holders request to be registered. Notwithstanding the foregoing, in the event that Form S-3 (or any successor or similar form) is not available for offerings by the Company on, or at any time after, the date fifteen (15) months after the Initial Offering, then the Initiating Holders shall be deemed to be Holders of more than thirty percent (30%) of the Registrable Securities then outstanding, and a Qualified Public Offering shall be deemed to be Registrable Securities having an aggregate offering price to the public of not less than $2,000,000.

                  (b) If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 2.2 and the Company shall include such information in the written notice referred to in Section 2.2(a). In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by a majority in interest of the Initiating Holders (which underwriter or underwriters shall be reasonably acceptable to the Company). Notwithstanding any other provision of this Section 2.2, if the underwriter advises the Company that marketing factors require a limitation of the number of securities to be underwritten (including Registrable Securities), then the Company shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares that may be included in the underwriting shall be allocated to the Holders of such Registrable Securities on a pro rata basis based on the number of Registrable Securities held by all such Holders (including the Initiating Holders). Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration.

                  (c) The Company shall not be required to effect a registration pursuant to this Section 2.2:

                      (i)   prior to August 23, 2000; or

                      (ii) after the Company has effected two (2) registrations pursuant to this Section 2.2, and such registrations have been declared or ordered effective; or

                      (iii) during the period starting with the date of filing, and ending on the date one hundred eighty (180) days following the effective date, of the registration statement pertaining to the Initial Offering; provided that the Company makes reasonable good faith efforts to cause such registration statement to become effective;

                      (iv) if within thirty (30) days of receipt of a written request from Initiating Holders pursuant to Section 2.2(a), the Company gives notice to the Holders of the Company's intention to make its Initial Offering within ninety (90) days;

                      (v) if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 2.2, a certificate signed by the Chairman of the Board stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such registration statement to be effected at such time, in which event the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders; provided that such right to delay a request shall be exercised by the Company not more than once in any twelve (12) month period; or

                      (vi) if, after allocation in accordance with Section 2.2(b), the Registrable Securities to be registered in such registration constitute (A) fifty percent (50%) or less of the Registrable Securities then outstanding or have an aggregate offering price to the public of less than $5,000,000; or (B) thirty percent (30%) or less of the Registrable Securities then outstanding or have an aggregate offering price to the public of less than $2,000,000, as applicable under Section 2.2(a).

         2.3      Piggyback Registrations.

                  (a) The Company shall notify all Holders of Registrable Securities in writing at least thirty (30) days prior to the filing of any registration statement under the Securities Act for purposes of a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding registration statements relating to employee benefit plans or with respect to corporate reorganizations or other transactions under Rule 145 of the Securities Act), and will afford each such Holder an opportunity to include in such registration statement all or part of such Registrable Securities held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by it shall, within fifteen (15) days after the above-described notice from the Company, so notify the Company in writing. Such notice shall state the intended method of disposition of the Registrable Securities by such Holder. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth in this Section 2.3.

                  (b) If the registration statement under which the Company gives notice under this Section 2.3 is for an underwritten offering, the Company shall so advise the Holders of Registrable Securities. In such event, the right of any such Holder to be included in a registration pursuant to this Section 2.3 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided in this Section 2.3(b). All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of the Agreement, but subject to the immediately following sentence, if the underwriter determines in good faith that marketing factors require a limitation of the number of shares to be underwritten, the number of shares that may be included in the underwriting shall be allocated, first, to the Company (or to Roche in the case of a registration pursuant to Section 2.5); second, to the Holders on a pro rata basis based on the total number of Registrable Securities held by the Holders; and third, to any stockholder of the Company (other than a Holder) on a pro rata basis. Notwithstanding the foregoing, in no event shall the amount of securities of the selling Holders included in the registration be reduced below twenty-five percent (25%) of the total amount of securities included in such registration, unless such offering is the Initial Offering and such registration does not include shares of any other selling stockholders (other than Excess Shares pursuant to Section 2.5), in which event any or all of the Registrable Securities of the Holders may be excluded in accordance with the immediately preceding sentence. In no event will shares of any other selling stockholder (other than Excess Shares pursuant to Section 2.5) be included in such registration which would reduce the number of shares which may be included by Holders without the written consent of Holders of not less than seventy-five (75%) of the Registrable Securities proposed to be sold in the offering.

                  (c) The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.3 prior to the effectiveness of such registration, whether or not any

Holder has elected to include securities in such registration. The Registration Expenses of such withdrawn registration shall be borne by the Company in accordance with Section 2.6.

                  (d) For purposes of this Section 2.3 only, all of the parties to this Agreement agree that Kari Stefansson shall have the rights and obligations of a Holder pursuant to this Section 2.3, and any shares of Common Stock of the Company held by Dr. Stefansson shall be deemed Registrable Securities for purposes of this Section 2.3.

         2.4 Form S-3 Registration. In case the Company shall receive from any Holder or Holders of Registrable Securities a written request or requests that the Company effect a registration on Form S-3 (or any successor to Form S-3) or any similar short-form registration statement and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

                  (a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders of Registrable Securities; and

                  (b) as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 2.4:

                      (i) if Form S-3 (or any successor or similar form) is not available for such offering by the Holders, or

                      (ii) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than $500,000 (following underwriter's cut-backs, if any), or

                      (iii) if the Company shall furnish to the Holders a certificate signed by the Chairman of the Board of Directors of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than ninety (90) days after receipt of the request of the Holder or Holders under this Section 2.4; provided, that such right to delay a request shall be exercised by the Company not more than once in any twelve (12) month period, or

                      (iv) if the Company has already effected two (2) registrations on Form S-3 for the Holders pursuant to this Section 2.4, or

                      (v) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

                  (c) Subject to the foregoing, the Company shall file a Form S-3 registration statement covering the Registrable Securities and other securities to be requested to be registered as soon as practicable after receipt of the request or requests of the Holders. All such Registration Expenses incurred in connection with registrations requested pursuant to this Section 2.4 after the first two (2) registrations shall be paid by the selling Holders pro rata in proportion to the number of shares sold by each.

         2.5      Series C Investor Registration Rights.

                  (a) Subject to the conditions of this Section 2.5, in the event that the initial Series C Investor, Roche Finance Ltd, or any of its affiliates (collectively, "Roche") shall be the beneficial owner (within the meaning of Rule 13d-3(d) promulgated under the Exchange Act, as interpreted by independent counsel selected by Roche and reasonably acceptable to the Company) of Registrable Securities in excess of 9.9% of the Common Stock immediately after the close of the Company's Initial Offering (such Registrable Securities, the "Excess Shares"), Roche shall have the right to require the Company to include such Excess Shares in the registration statement filed under the Securities Act pertaining to the Initial Offering. The Company shall notify Roche in writing at least thirty (30) days prior to the filing of any registration statement under the Securities Act pertaining to the Initial Offering. If Roche desires to include in such registration statement all or any part of the Excess Shares held by it, Roche shall, within fifteen (15) days after the above-described notice from the Company, so notify the Company in writing. Such notice shall state the intended method of disposition of the Excess Shares by Roche. Notwithstanding the foregoing, the Company shall not be obligated to include any Excess Shares in such registration statement pursuant to this Section 2.5 without the approval of the lead underwriter. If the lead underwriter does not consent to inclusion of the Excess Shares sought to be included by Roche in the registration statement pertaining to the Initial Offering or if the number of Excess Shares is cut back pursuant to Section 2.5(b), then the Company shall use its best efforts to effect registration of the Excess Shares:


                      (i) if Roche requests inclusion of Excess Shares that are not included in the registration statement pertaining to the Initial Offering which have an aggregate price to the public of at least $2,000,000, within one hundred eighty (180) days after the effective date of the registration statement filed by the Company in connection with the Initial Offering; or

                      (ii) if Roche requests inclusion of Excess Shares that are not included in the registration statement pertaining to the Initial Offering which have an aggregate price to the public of less than $2,000,000, within one (1) year after the effective date of the registration statement filed by the Company in connection with the Initial Offering.

                  (b) The right of Roche to have Excess Shares included in a registration pertaining to the Company's Initial Offering pursuant to this
Section 2.5 shall be conditioned upon Roche's participation in the underwriting and the inclusion of the Excess Shares in the underwriting to the extent provided in this Section 2.5. If Roche proposes to distribute the Excess Shares through such underwriting, Roche shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of this Agreement, if the underwriter determines in good faith that marketing factors require a limitation of the number of shares to be underwritten, the number of shares that may be included in the underwriting shall be allocated, first, to the Company; second, to Roche for the Excess Shares; third, to the Holders (under any other right provided to the Holders in this Section 2); and fourth, to any stockholder of the Company (other than a Holder) on a pro rata basis. No such reduction shall reduce the securities being offered by the Company for its own account to be included in the registration and underwriting. In no event will shares of any other selling stockholder be included in such registration which would reduce the number of Excess Shares which may be included by Roche without the written consent of Roche.

                  (c) The Company shall have the right to terminate or withdraw any registration pertaining to the Company's Initial Offering initiated by it under this Section 2.5 prior to the effectiveness of such registration, whether or not Roche has elected to include securities in such registration. The Registration Expenses of such withdrawn registration shall be borne by the Company in accordance with Section 2.6.

                  (d) The Company shall not be required to effect a registration pursuant to Section 2.5(a)(i) or (ii) if the Company shall furnish to Roche a certificate signed by the Chairman of the Board stating that, in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such registration statement to be effected at such time, in which event the Company shall have the right to defer such filing for a period of not more than ninety (90) days after the date any such registration would otherwise be required to be effective pursuant to
Section 2.5(a)(i) or (ii).

         2.6 Expenses of Registration. Except as specifically provided in this Agreement, all Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to Section 2.2, or any registration under Section 2.3, 2.4 or Section 2.5, shall be borne by the Company. All Selling Expenses incurred in connection with any registrations under this Agreement shall be borne by the holders of the securities so registered, pro rata on the basis of the number of shares so registered. The Company shall not, however, be required to pay for expenses of any registration proceeding begun pursuant to Section 2.2 or 2.4, the request of which has been subsequently withdrawn by the Initiating Holders unless: (a) the withdrawal is based upon material adverse information concerning the Company of which the Initiating Holders were not aware of the time of such request, or (b) the Holders of a majority of Registrable Securities agree to forfeit their rights to one requested registration pursuant to Section 2.2 or Section 2.4, as applicable, (in which event such right shall be forfeited by all Holders). If the Holders are required to pay the Registration Expenses, such expenses shall be borne by the holders of securities (including Registrable Securities) requesting such registration in proportion to the number of shares for which registration was requested. If the Company is required to pay the Registration Expenses of a withdrawn offering pursuant to clause (a) of this Section 2.6, then the Holders shall not forfeit their rights pursuant to Section 2.2 or
Section 2.4 to a demand registration.

         2.7 Obligation of the Company. Whenever required to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

                  (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use all reasonable efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to ninety (90) days or, if earlier, until the Holder or Holders have completed the distribution related thereto.

                  (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

                  (c) Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

                  (d) Use all reasonable efforts to register and qualify the securities covered by such registration statement under such other United States federal or state securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

                  (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

                  (f) Notify each Holder or Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

                  (g) Furnish, at the request of a majority of the Holders participating in the registration, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities, and (ii) a letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants of the Company to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and if permitted by applicable accounting standards, to the Holders requesting registration of Registrable Securities.

         2.8 Termination of Registration Rights. All registration rights granted under this Section 2 shall terminate and be of no further force and effect five (5) years after the date of the Company's Initial Offering. In addition, a Holder's registration rights shall expire if (i) the Company has completed its Initial Offering and is subject to the provisions of the Exchange Act, (ii) such Holder (together with its affiliates, partners and former partners) holds less than one percent (1%) of the Company's outstanding Common Stock (treating all shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock on an as-converted-to-Common Stock basis), and
(iii) all Registrable Securities held by and issuable to such Holder may be sold under Rule 144 during any ninety (90) day period.

         2.9      Delay of Registration; Furnishing Information.

                  (a) No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

                  (b) It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 2.2, 2.3, 2.4 or 2.5 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to effect the registration of their Registrable Securities.

         2.10 Indemnification. In the event any Registrable Securities are included in a registration statement under Section 2.2, 2.3, 2.4 or 2.5:

                  (a) To the extent permitted by United States federal or State of Delaware law, the Company will indemnify and hold harmless each Holder, the partners, officers, directors and legal counsel of each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other United States federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation") by the Company: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any United States state securities law or any rule or registration promulgated under the Securities Act, the Exchange Act or any United States state securities law in connection with the offering covered by such registration statement; and the Company will reimburse each such Holder, partner, officer or director, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 2.10(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that is arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, officer, director, underwriter or controlling person of such Holder.

                  (b) To the extent permitted by United States federal or state law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify and hold harmless the Company, each of its directors, its officers, and legal counsel and each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder's partners, directors or officers or any person who controls such Holder, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, underwriter or other such Holder, or partner, director, officer or controlling person of such other Holder may become subject under the Securities Act, the Exchange Act or other United States federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder under an instrument duly executed by such Holder and stated to be specifically for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other Holder, or partner, officer, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there was such a Violation; provided, however, that the indemnity agreement contained in this Section 2.10(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided further, that in no event shall any indemnity under this Section 2.10 exceed the net proceeds from the offering received by such Holder.

                  (c) Promptly after receipt by an indemnified party under this
Section 2.10 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.10, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.10, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.10.

                  (d) If the indemnification provided for in this Section 2.10 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to in this Section 2.10, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable United States federal or State of Delaware law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim , damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party of by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that in no event shall any contribution by a Holder hereunder exceed the proceeds from the offering received by such Holder.

                  (e) The obligations of the Company and Holders under this
Section 2.10 shall survive completion of any offering of Registrable Securities in a registration statement. No Indemnifying Party, in the defense of any claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

         2.11 Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 2 may be assigned by a Holder to a transferee or assignee of Registrable Securities which
(i) is a partner, general partner, limited partner or retired partner of a Holder that is a partnership, (ii) is an affiliate of a Holder that is a corporation or to the stockholders of such a Holder in accordance with their interest in such Holder, (ii) is a Holder's family member or trust for the benefit of an individual Holder, or (iii) acquires at least one percent (1%) of the Company's outstanding Common Stock (treating all shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock on an as-converted-to-Common Stock basis); provided, however, (A) the transferor shall, within ten (10) days after such transfer, furnish to the Company written notice of the name and address of such transferee or assignee and the securities with respect to which such registration are being assigned and (B) such transferee shall agree to be subject to all restrictions set forth in this Agreement.

         2.12 Acceptance of Registration Rights. By acceptance of any benefits under this Section 2, Holders of Registrable Securities hereby agree to be bound by the provisions hereunder.

         2.13 Limitation on Subsequent Registration Rights. After the date of this Agreement, the Company shall not, without the prior written consent of the Holders of seventy-five percent (75%) of the Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company that would grant such holder registration rights senior to those granted to the Holders hereunder or that would reduce the number of shares includable by the Holders in the event of a registration pursuant to Section 2.3.

         2.14 "Market Stand-Off" Agreement. If requested by the Company or the representative of the underwriters of Common Stock (or other securities) of the Company, each Holder shall not sell or otherwise transfer or dispose of any Common Stock (or other securities) of the Company held by such Holder (other than those included in the registration) for a period specified by the representative of the underwriters not to exceed one hundred eighty (180) days following the effective date of a registration statement of the Company filed under the Securities Act, provided that:

                  (a) such agreement shall apply only to the Company's Initial Offering; and

                  (b) all officers and directors of the Company and holders of at least one percent (1%) of the Company's voting securities enter into similar agreements.

         The obligations described in this Section 2.14 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a Commission Rule 145 transaction on Form S-4 or similar forms that may be promulgated in the future. The Company may impose stop-transfer instructions with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of said one hundred eighty (180) day period.

         2.15 Rule 144 Reporting. With a view to making available to the Holders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its best efforts to:

                  (a) Make and keep public information available, as those terms are understood and deemed in Rule 144 or any similar or analogous rule promulgated under the Securities Act, at all times after the effective date of the first registration filed by the Company for an offering of its securities to the general public;

                  (b) File with the SEC, in a timely manner, all reports and other documents required of the Company under the Exchange Act;

                  (c) So long as a Holder owns any Registrable Securities, furnish to such Holder forthwith upon request: a written statement by the Company as to its compliance with the reporting requirements of Rule 144, and of the Exchange Act (at any time after it has become subject to such reporting requirements); a copy of the most recent annual or quarterly report of the Company; and such other reports and documents as a Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.

         2.16 Applicability. The provisions of Section 2 shall apply to the holders of the Company's Series B Preferred Stock originally issued pursuant to the Stock Purchase Agreement dated as of June 30,1999. For purposes of this
Section 2 only and notwithstanding anything to the contrary contained in this Agreement, the shares of Series B Preferred Stock so issued shall be deemed to be Shares, as defined in Section 1.14 of this Agreement so that the shares of
(i) Common Stock issued or issuable upon conversion of such Shares and (ii) any Common Stock issued as (or issuable upon the conversion or exercise of any warrants, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the Common Stock described in clause (i) shall be Registrable Securities and the holders thereof shall have all of the rights and obligations of Holders for purposes of Section 2.

3.       COVENANTS OF THE COMPANY.

         3.1      Basic Financial Information and Reporting.

                  (a) The Company will maintain true books and records of account in which full and correct entries will be made of all its business transactions pursuant to a system of accounting established and administered in accordance with generally accepted accounting principles consistently applied, and will set aside on its books all such proper accruals and reserves as shall be required under generally accepted accounting principles consistently applied.

                  (b) As soon as practicable after the end of each fiscal year of the Company, and in any event within one hundred twenty (120) days thereafter, the Company will furnish each Investor a consolidated balance sheet of the Company, as at the end of such fiscal year, and a consolidated statement of income and a consolidated statement of cash flows of the Company, for such year, all prepared in accordance with generally accepted accounting principles consistently applied and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail. Such financial statements shall be accompanied by a report and opinion thereon by independent public accountants of national standing selected by the Company's Board of Directors.

                  (c) The Company will furnish each Series A Investor and the Series C Investor, as soon as practicable after the end of the first, second and third quarterly accounting periods in each fiscal year of the Company, and in any event within forty-five (45) days thereafter, a consolidated balance sheet of the Company as of the end of each such quarterly period, and a consolidated statement of income and a consolidated statement of cash flows of the Company for such period and for the current fiscal year to date, prepared in accordance with generally accepted accounting principles, with the exception that no notes need be attached to such statements and year-end audit adjustments may not have been made.

         3.2      Inspection Rights.

                  (a) Each Series A Investor who is a Major Investor (each, a "Major Series A Investor," and, collectively, the "Major Series A Investors") shall be entitled to consult with and advise management of the Company on significant business issues, including management's proposed annual operating plans. Each Major Series A Investor shall be entitled to discuss the affairs, finances and accounts of the Company or any of its subsidiaries with its officers. Management will meet with each Major Series A Investor regularly during each year at the Company's facilities, upon request by such Major Series A Investor, at mutually agreeable times for such consultation and advice and to review progress in achieving said plans.

                  (b) Each Major Series A Investor may examine the books and records of the Company and visit and inspect the facilities and properties of the Company and any of its subsidiaries, and may request information at reasonable times and intervals concerning the general status of the Company's financial condition and operations; provided, however, that the Company shall not be obligated under this Section 3.2 with respect to a competitor of the Company or with respect to information which the Board of Directors determines in good faith is confidential and should not, therefore, be disclosed.

         3.3 Confidentiality of Records. Each Investor agrees to use, and to use its best efforts to insure that its authorized representatives use, the same degree of care as such Investor uses to protect its own confidential information to keep confidential any information furnished to it which the Company identifies as being confidential or proprietary (so long as such information is not in the public domain), except that such Investor may disclose such proprietary or confidential information to any partner, subsidiary or parent of such Investor for the purpose of evaluating its investment in the Company as long as such partner, subsidiary or parent is advised of the confidentiality provisions of this Section 3.3.

         3.4 Reservation of Common Stock. The Company will at all time reserve and keep available, solely for issuance and delivery upon the conversion of the Series A Preferred Stock, the Series B Preferred Stock and Series C Preferred Stock, all Common Stock issuable from time to time upon such conversion.

         3.5 Key Man Insurance. Subject to the approval of the Board of Directors, the Company will use its best efforts to obtain and maintain in full force and effect term life insurance in the amount of one million dollars ($1,000,000) on the life of Kari Stefansson, M.D., naming the Company as beneficiary.

         3.6 Visitation Observer Rights. If a Major Investor is a Series A Investor or a Series C Investor and is not represented on the Company's Board of Directors, the Company shall: (i) invite a representative of such Major Investor to attend all meetings of its Board of Directors ("Board Meetings") in a non-voting observer capacity, and in this respect shall give such representative (with a copy, if so requested, to another person as may be designated by such Major Investor from time to time) copies of all notices, minutes, consents, and other material that it provides to its directors, which shall include fiscal budgets and projections of the Company provided annually at least thirty

(30) days prior to the beginning of each fiscal year of the Company, and (ii) give a representative of such Major Investor the right to meet with the President of the Company at the Company's facilities, at mutually agreeable times, to consult with and discuss the affairs, finances and accounts of the Company; provided, however, that the Company reserves the right to exclude such representative from access to any material or meeting or portion thereof if the Company believes upon advice of counsel that such exclusion is reasonably necessary to preserve the attorney-client privilege, to protect highly confidential proprietary information or for other similar reasons; and provided, further, that in no event shall the Series C Investor be entitled, as a result of or in connection with any such materials, visit and/or discussion, to any scientific, technical, financial and other information concerning, relating to or used in connection with any strategic alliance, joint venture, sponsored research program, licensing arrangement, or any other kind of agreement, relationship or arrangement entered into, or proposed to be entered into, by the Company with any third party for the purpose of gene discovery or the discovery, development, manufacture or commercialization of drugs. The Company will reimburse such representatives, except for such representatives of the Series C Investor, for expenses incurred in connection with their attendance at Board Meetings in accordance with its policy for reimbursing directors for attendance at Board Meetings. Such expenses of such representatives of the Series C Investor shall be borne by the Series C Investor. Such representative may participate in discussions of matters brought to the Board. Except as otherwise provided in Section 3.11(b), the rights granted under this Section 3.6 shall be nonassignable, and shall terminate and be of no further effect with respect to any Series A Investor or Series C Investor who is no longer a Major Investor.

         3.7 Proprietary Information and Inventions Agreement. The Company shall require all employees and consultants to execute and deliver a Proprietary Information and Inventions Agreement in the form attached as Exhibit C.

         3.8 Directors' Liability and Indemnification. The Company's Certificate of Incorporation and Bylaws shall provide: (i) for elimination of the liability of directors to the maximum extent permitted by Delaware, USA law, and (ii) for indemnification of directors for acts on behalf of the Company to the maximum extent permitted by Delaware, USA law. In addition, the Company shall enter into and use its best efforts to at all times maintain indemnification contracts substantially in the form attached as Exhibit E with each of its directors to indemnify such directors to the maximum extent permissible under Delaware, USA law. The Company will use its reasonable efforts to limit the liability, to the maximum extent permissible under Delaware, USA law, of any Investor represented by or affiliated with a Director of the Company.

         3.9 Real Property Holding Corporation. The Company covenants that it will operate in a manner such that it will not become a "United States real property holding corporation" (a "USRPHC") as that term is defined in Section 897(c)(2) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder. The Company agrees to make determinations as to its status as a USRPHC, and will file statements concerning those determinations with the Internal Revenue Service, in the manner and at the times required under Reg.
Section 1.897-2(h), or any supplementary or successor provision thereto. Within thirty (30) days of a request from an Investor or any of its partners, the Company will inform the requesting party, in the manner set forth in Reg.
Section 1.897-2(h)(1)(iv) or any supplementary or successor provision thereto, whether that party's interest in the Company constitutes a United States real property interest (within the meaning of Internal

Revenue Code Section 897(c)(1) and the regulations thereunder) and whether the Company has provided to the Internal Revenue Service all required notices as to its USRPHC status.

         3.10     Additional Major Investor.

                  (a) The parties hereto agree that Kari Stefansson shall have the rights and obligations of a Major Investor provided in Sections 3.1, 3.2,
3.3 and 3.6 hereof for so long as Dr. Stefansson continues to hold at least 250,000 shares of the Company's Common Stock or until the effective date of the registration statement pertaining to the Initial Offering.

                  (b) The parties hereto further agree that Beth Israel Deaconess Medical Center, Inc. ("Beth Israel Deaconess") shall have the rights and obligations of a Major Investor provided for in Sections 3.1 and 3.2(b) hereof for as long as Beth Israel Deaconess continues to hold at least 100,000 Shares. The Company shall send relevant information to the representative appointed by Beth Israel Deaconess from time to time, upon notice to the Company. Beth Israel Deaconess agrees that members of its finance department shall be the sole persons to utilize and/or review the information that Beth Israel Deaconess receives pursuant to Sections 3.1 and 3.2(b).

         3.11     Termination of Covenants.

                  (a) Except as otherwise provided in Section 3.11(b), all covenants of the Company contained in this Section 3 shall expire and terminate as to each Investor on the effective date of the registration statement pertaining to the Initial Offering, except that the covenants contained in
Section 3.1(b) and (c) of this Agreement shall continue after such effective date with respect to each Major Investor given such right in such Section.

                  (b) The covenants contained in Section 3.6 with respect to Roche shall continue for so long as Roche continues to hold at least fifty percent (50%) in interest of the issued and outstanding Shares defined in
Section 1.14(iii) (including shares of Common Stock into which any such Shares may have been converted), or until the end of the Research Term (as such term is defined in that certain Research Collaboration and License Agreement dated of even date herewith between the Company and Roche), whichever is later.

4.       RIGHTS OF FIRST REFUSAL.

         4.1      Roche Right of First Refusal.

                  (a) Roche shall have a right of first refusal to purchase up to that number of the Equity Securities that the Company may, from time to time, propose to sell and issue after the date of this Agreement, other than the Equity Securities excluded by Section 4.5, which, when added to the Shares and the shares of Common Stock held by Roche as of the date of exercise of such right of first refusal, would make Roche the beneficial owner (within the meaning of Rule 13d-3(d) promulgated under the Exchange Act, as interpreted by independent counsel selected by Roche and reasonably acceptable to the Company) of 9.9% of the Company's Common Stock (calculated on an as-converted-to-Common Stock basis).

                  (b) If the Company proposes to issue any Equity Securities, other than the Equity Securities excluded by Section 4.5, it shall give each Roche written notice of its intention, describing such Equity Securities, the price and the terms and conditions upon which the Company proposes to issue the same. Roche shall have ten (10) business days from the giving of such notice to agree to purchase up to the maximum number of the Equity Securities that it is entitled to purchase under this Section 4.1 for the price and upon the terms and conditions specified in the notice by giving written notice to the Company and stating therein the quantity of Equity Securities to be purchased. Notwithstanding the foregoing, the Company shall not be required to offer or sell such Equity Securities to Roche if such offer or sale would cause the Company to be in violation of applicable United States federal securities laws by virtue of such offer or sale.

                  (c) If Roche fails to exercise in full its right of first refusal under this Section 4.1, the Company shall have seventy (70) days thereafter to sell the Equity Securities in respect of which Roche's right was not exercised, at a price and upon general terms and conditions materially no more favorable to the purchasers thereof (including, without limitation, Investor Founders) than specified in the Company's notice to Roche pursuant to
Section 4.1(b). If the Company has not sold such Equity Securities within seventy (70) days of the notice provided pursuant to Section 4.1(b), the Company shall not thereafter issue or sell any Equity Securities, without first offering such securities to Roche in the manner provided above.

         4.2      Investor Rights of First Refusal.

                  (a) Subject to the rights of Roche under Section 4.1, each Investor Founder shall have a right of first refusal to purchase his pro rata share of all Equity Securities that the Company may, from time to time, propose to sell and issue after the date of this Agreement, other than the Equity Securities excluded by Section 4.5. Each Investor Founder's pro rata share shall be equal to the ratio of (A) the number of shares of the Company's Common Stock (including all shares of Common Stock issued or issuable upon conversion of the Shares) which such Investor Founder is deemed to be a holder of immediately prior to the issuance of such Equity Securities, to (B) the total number of shares of the Company's outstanding Common Stock (including all shares of Common Stock issued or issuable upon conversion of the Shares or upon the exercise of any outstanding warrants or options) immediately prior to the issuance of the Equity Securities.

                  (b) If the Company proposes to issue any Equity Securities, other than the Equity Securities excluded by Section 4.5, and Roche shall not have purchased all of such Equity Securities pursuant to Section 4.1, the Company shall give each Investor Founder written notice of its intention, describing such Equity Securities, the price and the terms and conditions upon which the Company proposes to issue the same. Each Investor Founder shall have seven (7) days from the giving of such notice to agree to purchase his pro rata share of the Equity Securities for the price and upon the terms and conditions specified in the notice by giving written notice to the Company and stating therein the quantity of Equity Securities to be purchased. Notwithstanding the foregoing, the Company shall not be required to offer or sell such Equity Securities to any Investor Founder who would cause the Company to be in violation of applicable United States federal securities laws by virtue of such offer or sale.

                  (c) If not all of the Investor Founders elect to purchase their pro rata share of the Equity Securities, then the Company shall promptly notify in writing such Investor Founders who do so elect and shall offer such Investor Founders the right to acquire such unsubscribed shares. Such Investor Founders shall have five (5) days after receipt of such notice to notify the Company of their election to purchase all or a portion thereof of the unsubscribed shares. If the Investor Founders fail to exercise in full the rights of first refusal, the Company shall have sixty (60) days thereafter to sell the Equity Securities in respect of which such Investor Founders' rights were not exercised, at a price and upon general terms and conditions materially no more favorable to the purchasers thereof than specified in the Company's notice pursuant to Section 4.2(b). If the Company has not sold such Equity Securities within sixty (60) days of the notice provided pursuant to Section 4.2(b), the Company shall not thereafter issue or sell any Equity Securities, without first offering such securities to the Investor Founders in the manner provided above.

         4.3 Termination of Rights. The rights of first refusal established by this Section 4 shall not apply to, and shall terminate upon the effective date of, the registration statement pertaining to the Company's Initial Offering.

         4.4      Reserved.

         4.5 Excluded Securities. The rights of first refusal established by this Section 4 shall have no application to any of the following Equity
Securities:

                  (a) up to an aggregate amount of 5,000,000 shares of Common Stock (and/or options, warrants or other Common Stock purchase rights issued pursuant to such options, warrants or other rights) issued or to be issued to employees, officers or directors of, or consultants or advisors to the Company (including members of the Company's Scientific Advisory Board) or any subsidiary, pursuant to stock purchase or stock option plans or other arrangements that are approved by the Board of Directors;

                  (b) stock issued pursuant to any rights or agreements outstanding as of the date of this Agreement, options and warrants outstanding as of the date of this Agreement; and stock issued pursuant to any such rights or agreements granted after the date of this Agreement, provided that the rights of first refusal and co-investment established by this Section 4 applied with respect to the initial sale or grant by the Company of such rights or agreements; provided, however, that such right shall not apply to the issuance of the Series C Preferred Stock or the Series C Warrants being issued pursuant to the Series C Purchase Agreement simultaneously herewith, or the issuance of the Series C Warrant Shares upon the exercise of the Series C Warrants; and provided further, however, that such right shall not apply to the issuance of the Series B Preferred Stock to be issued pursuant to the Series B Purchase Agreement as contemplated hereunder;

                  (c) any Equity Securities issued for consideration other than cash pursuant to a merger, consolidation, acquisition or similar business combination;

                  (d) shares of Common Stock issued in connection with any stock split, stock dividend or recapitalization by the Company;

                  (e) shares of Common Stock issued upon conversion of the Shares;

                  (f) any Equity Securities issued pursuant to any equipment leasing arrangement, or debt financing from a bank or similar financial institution;

                  (g) any Equity Securities that are issued by the Company pursuant to a registration statement filed under the Securities Act; and

                  (h) any Equity Securities issued in connection with corporate partnering transactions, if such issuance is approved by the Board of Directors.

         4.6      Reserved.

5.       MISCELLANEOUS.

         5.1 Governing Law. This Agreement shall be governed by and construed under the laws of the State of Delaware, USA as applied to agreements among Delaware, USA residents entered into and to be performed entirely within Delaware, USA.

         5.2 Future Employees. The parties hereto agree that, in the event that shares of Common Stock held as of the date hereof by the Investor Founders are repurchased by the Company as a result of the termination of any Investor Founder's employment by or consulting relationship with the Company, it is the Company's policy that these shares be used to recruit future employees whose employment will be in the best interest of the Company. To the extent not inconsistent with such policy, it is also the Company's policy to seek to allocate the reissuance of such shares to residents or citizens of Iceland.

         5.3 Survival. The representations, warranties, covenants, and agreements made herein shall survive any investigation made by any Holder and the closing of the transactions contemplated hereby. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder solely as of the date of such certificate or instrument.

         5.4 Successors and Assigns. Except as otherwise expressly provided in this Agreement, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person who shall be a holder of Registrable Securities from time to time; provided, however, that prior to the receipt by the Company of adequate written notice of the transfer of any Registrable Securities specifying the full name and address of the transferee, the Company may deem and treat the person listed as the holder of such shares in its records as the absolute owner and holder of such shares for all purposes, including the payment of dividends or any redemption price.

         5.5 Severability. In case any provision of the Agreement shall be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         5.6      Amendment and Waiver.

                  (a) Except as otherwise expressly provided, neither this Agreement nor any provision herein may be amended or waived except by a written agreement signed by the parties hereto; provided, however, that:

                      (i) any of the provisions of Section 2 may be amended or waived by the written consent of the Company and the Holders of at least sixty-seven percent (67%) of the Registrable Securities then outstanding; except that any amendment or waiver relating to (1) Section 2.5 shall require the written consent of the Company and Roche; and (2) Section 2.3(d) shall require the written consent of the Company and Kari Stefansson; and except that the provisions of Section 2 may be granted, pari passu, to additional purchasers of equity securities of the Company by the written consent of the Company and Holders of at least fifty percent (50%) of the Registrable Securities then outstanding;

                      (ii) any of the provisions of Section 3 may be amended or waived by the written consent of the Company and Investors holding at least sixty-seven percent (67%) in interest of the then issued and outstanding Shares (including shares of Common Stock into which any such Shares may have been converted); except that any amendment or waiver relating to: (1) Section 3.2 shall require the written consent of the Company and Series A Investors holding at least fifty percent (50%) in interest of the then issued and outstanding Shares defined in Section 1.14(i) (including shares of Common Stock into which any such Shares may have been converted); (2) the rights of the Series A Investors under Section 3.6 shall require the written consent of the Company and Series A Investors holding at least fifty percent (50%) in interest of the then issued and outstanding Shares defined in Section 1.14(i) (including shares of Common Stock into which any such Shares may have been converted); (3) the rights of the Series C Investor under Section 3.6 and Section 3.11(b) shall require the written consent of the Company and the Series C Investors holding at least fifty percent (50%) in interest of the then issued and outstanding Shares defined in
Section 1.14(iii) (including shares of Common Stock into which any such Shares may have been converted); (4) Section 3.10(a) shall require the written consent of the Company and Kari Stefansson; and (5) Section 3.10(b) shall require the written consent of the Company and Beth Israel Deaconess;

                      (iii) any of the provisions of Section 4 may be amended or waived by the written consent of the Company and Series C Investors and Investor Founders holding at least sixty-seven percent (67%) in interest of the then issued and outstanding Series C Preferred Stock issued pursuant to the Series C Purchase Agreement, including the Series C Warrant Shares issued upon exercise of the Series C Warrants issued pursuant to, and upon the exercise of the option granted under, the Series C Purchase Agreement and the Founders Shares (including shares of Common Stock into which any such Shares may have been converted); except that any amendment or waiver relating to: (1) Section
4.1 shall require the written consent of the Company and Roche; and (2) the rights of the Investor Founders under Section 4.2 shall require the written consent of the Company and the Investor Founders holding at least sixty-seven percent (67%) in interest of the then issued and outstanding Founders Shares; and

                      (iv) any of the provisions of Section 5 may be amended or waived by the written consent of the Company and Investors holding at least sixty-seven percent (67%) in interest of the then issued and outstanding Shares (excluding shares of Common Stock into which any such Shares may have been converted).

                  (b) Notwithstanding the foregoing, this Agreement may be amended with only the written consent of the Company to include additional purchasers of Shares as "Investors," "Holders" and parties hereto.

         5.7 Delays or Omissions. It is agreed that no delay or omission to exercise any right, power, or remedy accruing to any Holder, upon any breach, default or noncompliance of the Company under this Agreement shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent, or approval of any kind or character on any Holder's part of any breach, default or noncompliance under the Agreement or any waiver on such Holder's part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, by law, or otherwise afforded to Holders, shall be cumulative and not alternative.

         5.8 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) day after deposit with a nationally or internationally (as the case may be) recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent, if to the Company, to the address set forth in the introductory paragraph to this Agreement, and if to the Investors, to the address as set forth on Exhibit A, Exhibit B, Exhibit C or Exhibit D, as applicable, or at such other address as such party may designate by ten (10) days advance written notice to the other parties hereto.

         5.9 Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

         5.10 Counterparts. This Agreement may be executed in any number of counterparts each of which shall be an original, but all of which together shall constitute one instrument.

         IN WITNESS WHEREOF, the parties hereto have executed this Investor Rights Agreement, or have caused this Investor Rights Agreement to be executed by its duly authorized officer, as of the date first above written.



                                             deCODE genetics, Inc.


                                             By: /s/ Kari Stefansson
                                                 ---------------------------
                                                 Kari Stefansson
                                                 President

                (MULTIPLE SIGNATURE PAGES AND EXHIBITS OMITTED)